Exhibit 99.1

[CBRL GROUP, INC. LOGO]	Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

C B R L G R O U P, I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS JULY COMPARABLE STORE SALES

LEBANON, Tenn. (August 1, 2006) -- CBRL Group, Inc. (the “Company”) (NASDAQ: CBRL) today reported comparable store sales for the fiscal five-week period ending Friday, July 28, 2006. The report includes monthly comparable store sales for both its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops and its Logan’s Roadhouse® (“Logan’s”) restaurants. Sales for Logan’s previously unreported fiscal periods ended in May and June also are included.

For Cracker Barrel:
•	Comparable store restaurant sales in fiscal July were down 2.8%, with an approximately 1.0% higher average check, including approximately 0.9% higher average menu pricing,
•	Comparable store retail sales in fiscal July were down 3.0%.

For Logan’s:
•
Comparable restaurant sales were up 0.8% for the five-week period ending Friday, July 28, 2006 with an approximately 1.6% higher average check, including approximately 1.9% higher average menu pricing.

For previously unreported months for Logan’s:
•
Comparable restaurant sales were down 0.2% for the four-week period ending Friday, May 26, 2006, with an approximately 2.0% higher average check, including approximately 1.7% higher average menu pricing.

•
Comparable restaurant sales were down 1.1% for the four-week period ending Friday, June 23, 2006, with an approximately 1.5% higher average check, including approximately 1.7% higher average menu pricing.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 543 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 141 company-operated and 25 franchised Logan’s Roadhouse® restaurants in 20 states.

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